                                                                     EXHIBIT 5.1

                       AKERMAN, SENTERFITT & EIDSON, P.A.
                               ATTORNEYS AT LAW

                            One S.E. Third Avenue
                                  28th Floor
                           Miami, Florida  33131-2948

                                 (305) 374-5600
                            Telecopy (305) 374-5095


                              December 28, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


                 RE:      REPUBLIC INDUSTRIES, INC.

                          AMENDMENT NO. 1 TO REGISTRATION
                          STATEMENT ON FORM S-3

                          FILE NUMBER 33-65289


Ladies and Gentlemen:


         We have acted as counsel to Republic Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of Amendment No. 1 to a Registration Statement on Form S-3, file number 33-65289 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 12,937,984 shares of the Company's common stock, par value $0.01 per share, all of which are issued and outstanding (the "Shares").


         We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.

         Based upon such examination and review and upon the representations made to us by the officers and directors of the Company, we are of the opinion that the Shares have been duly and validly authorized and are validly issued, fully paid and nonassessable.

Securities and Exchange Commission

December 28, 1995

Page 2


         The opinions expressed herein are limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by any other jurisdiction.

         This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the firm under the caption "Legal Matters and Experts" in the prospectus which is part of the Registration Statement.

                                        Very truly yours,

                                        AKERMAN, SENTERFITT & EIDSON, P.A.